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                                                                     Exhibit 4.6

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT OR UNLESS THE HOLDER OF THIS WARRANT DELIVERS TO BLUE RHINO CORPORATION AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO BLUE RHINO CORPORATION STATING THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                                       Dated: September 17, 1999

                                    WARRANT

       To Purchase One Hundred Thousand (100,000) Shares of Common Stock
                         (subject to adjustment herein)

                          Expiring September 17, 2009

     THIS IS TO CERTIFY THAT, for value received, Michael A. Waters, or his respective registered assigns is entitled to purchase from Blue Rhino Corporation, a Delaware corporation (the "Corporation"), at any time and from time to time after 9:00 A.M., Winston-Salem, North Carolina time, on September 17, 2000 but prior to 5:00 P.M., Winston-Salem, North Carolina time, on September 17, 2009 (the "Exercise Period"), at the principal office of the Corporation which is currently 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104 (or such other address as the Corporation shall specify by notice to the registered holder of this Warrant) at the Exercise Price, the number of shares of Common Stock, with a par value of $0.001 per share (the "Common Stock"), of the Corporation shown above, all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

     Capitalized terms used in this Warrant are defined in Article V.

                                   ARTICLE I
                              EXERCISE OF WARRANTS

     1.1  Method of Exercise and Payment.
          ------------------------------

          (a) Method of Exercise. To exercise this Warrant in whole or in part, the registered holder of this Warrant (the "Holder") shall deliver to the principal office of the Corporation at any time during the Exercise Period (1) this Warrant, (2) a written notice, in substantially the form of the subscription notice (the "Subscription Notice") attached hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased or converted into, as the case may be, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (3) payment to the Corporation of the amount equal to the product of the then applicable Exercise Price multiplied by the number of shares of Common Stock then being purchased pursuant to one of the payment methods permitted under
Section 1.1(b) below.

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          (b) Method of Payment. Upon receipt of the Warrant and the
Subscription Notice, the Corporation shall determine whether the shares of Common Stock to be purchased or converted into, as the case may be, by the exercise of this Warrant are Registered Shares or Unregistered Shares. If the Holder elects that this Warrant is exercised for Registered Shares, payment may only be made by either (1) cash, money order, certified check or bank cashier's check or (2) wire transfer. If the Holder elects that this Warrant is exercised for Unregistered Shares, payment may be made by (1) cash, money order, certified check or bank cashier's check, (2) wire transfer or (3) converting the Warrant, or any portion thereof, into Common Stock pursuant to Section 1.1(c).

          (c) Payment by Warrant Conversion. Subject to any limitations set forth in this Warrant, the Holder may exercise the purchase right represented by this Warrant with respect to a particular number of shares of Common Stock subject to this Warrant and elect to pay for the Underlying Common Stock by converting the Warrant, or any portion thereof, into Common Stock by specifying such election in the Subscription Notice. In such event, the Corporation shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Exercise Date, which value shall be determined by subtracting (A) the aggregate Exercise Price of the Underlying Common Stock immediately prior to the exercise of the Warrant from (B) the aggregate Market Price of the Underlying Common Stock issuable upon exercise of this Warrant (or the specified portion hereof) on the Exercise Date, by (y) the Market Price of one share of Common Stock on the Exercise Date.

          (d) Mechanics. Unless the Corporation elects the Buy Out permitted under Section 1.5 below, the Corporation shall, as promptly as practicable and in any event within fifteen (15) days after delivery of a Subscription Notice as described above, execute and deliver or cause to be executed and delivered, in accordance with such Subscription Notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said Subscription Notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such Subscription Notice and shall be issued in the name of the Holder or such other name or names as shall be designated in such Subscription Notice. Such certificate or certificates shall be deemed to have been issued (and this Warrant or the portion thereof specified in the Subscription Notice shall be deemed to have been exercised), and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares, as of the date the aforementioned Subscription Notice is received by the Corporation, or delivery thereof is refused (the "Exercise Date"). If this Warrant shall have been exercised only in part, the Corporation shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase or convert the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be refunded to the Holder. The Corporation shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes
                                     - 2 -
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payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a written request of the Corporation for payment.

     1.2 Shares to Be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes).

     1.3 No Fractional Shares to Be Issued. The Corporation shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Corporation may pay to the Holder, in cash, an amount equal to such fraction of the Market Price per share of outstanding Common Stock of the Corporation on the Business Day immediately prior to the date of such exercise.

     1.4 Share Legends. Each certificate for shares of Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

     "This security has not been registered under the Securities Act of 1933 and may not be sold or offered for sale unless registered pursuant to such Act or unless the holder hereof delivers to Blue Rhino Corporation an opinion of counsel reasonably acceptable to Blue Rhino Corporation stating that an exemption from such registration is available."

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Corporation, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

     1.5 Buy Out. On the Exercise Date or on the day that an Organizational Change is announced (either such date is referred to herein as the "Buy Out Date"), the Corporation, in its sole discretion, may elect to Buy Out any or all of the Holder's interest in the Warrant. "Buy Out" means that the Corporation shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) the value of the Warrant, taking into account the number of shares of Common Stock that the Corporation desires to Buy Out. The value of this Warrant (or the specified portion thereof) on the Buy Out Date shall be determined by subtracting (x) the Exercise Price on the Buy Out Date from (y) the Market Price of a share of the Common Stock issuable upon exercise of this Warrant on the Buy Out Date and multiplying the remainder by
(z) the number of shares that the Corporation desires to Buy Out.

     1.6 Result of Exercise. On the Exercise Date, the rights of the Holder as a holder of the Warrant will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such exercise will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     1.7 Not Close Books Until Exercise. The Corporation will not close its books against the transfer of this Warrant or shares of Common Stock issued or issuable upon exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                                   ARTICLE II
                             TRANSFER, EXCHANGE AND
                             REPLACEMENT OF WARRANT

     2.1 Ownership of Warrant. The Corporation may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof for all purposes and shall not be affected by any notice to the contrary, until this Warrant is presented for registration of transfer as provided in this Article II.

     2.2  Prohibition on Transfer of Warrant.
          ----------------------------------

          (a) Except as specifically provided in this paragraph (b) of this Section, the Warrants may not be transferred or assigned by the Holder.

          (b) The Holder may transfer some or all of its interests in the Warrant to the following Persons ("Permitted Assignees"):

               (i) a trust created by it for estate planning purposes of which it is a trustee;

               (ii) a family partnership, limited liability company or corporation;

               (iii) a spouse and/or children of the Holder;

               (iv) if the Holder is a trust, then to its beneficiaries as permitted under the trust instrument; and

               (v) if the Holder is a limited liability company, to its members as permitted under such limited liability company's operating agreement and pursuant to the laws of its state of formation.

     2.3 Division or Combination of Warrants. Subject to the limitations of
Section 2.2, this Warrant may be divided or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined to the Corporation, together with a written notice specifying the names of the Permitted Assignees and denominations in which the new

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Warrant or Warrants are to be issued, signed by the Holder or their respective duly authorized agents or attorneys. The Corporation shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     2.4 Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Corporation will (at its expense) make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

     2.5 Expenses of Delivery of Warrants. The Holder shall pay all administrative expenses and taxes payable in connection with the preparation, issuance and delivery of Warrants and Underlying Common Stock hereunder.

                                  ARTICLE III
                             ADJUSTMENT PROVISIONS

     3.1 Adjustments Generally. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article III.

     3.2 Exercise of Warrant. At any time during the Exercise Period, any Holder of this Warrant may exercise this Warrant to purchase all or any portion of the number of shares of Common Stock stated on the face of this Warrant.

     3.3 Exercise Price. The "Exercise Price" shall initially be equal to $7.40 per share. In order to prevent dilution of the exercise rights granted to a Holder, the Exercise Price will be subject to adjustment from time to time pursuant to Section 3.4 below.

     3.4 Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by reverse stock split, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

     3.5 Notices. Immediately upon any adjustment of the Exercise Price, the Corporation shall give written notice thereof to the Holder specifying the Exercise Price in effect thereafter with respect to the Holder.

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                                   ARTICLE IV
                    LIQUIDATION, DISSOLUTION, DISTRIBUTIONS

     4.1 Liquidation or Dissolution. In case the Corporation at any time while this Warrant shall remain unexpired and unexercised, shall dissolve, liquidate, or wind up its affairs, the Holder shall have the right to exercise this Warrant for a period of sixty (60) days after the later of (1) such event having occurred and (2) receipt by the Holder of a notice from the Company indicating the kind and amount of securities or assets issuable or distributable to holders of shares of Common Stock with respect to such event, and upon exercise of this Warrant during such period, the Holder shall have the right to receive in lieu of each share of the Underlying Common Stock, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such dissolution, liquidation, or winding up with respect to each of the shares of the Common Stock.

                                   ARTICLE V
                                  DEFINITIONS

     The following terms, as used in this Warrant, have the following respective meanings:

     "Board of Directors" shall mean the Corporation's duly elected Board of Directors.

     "Business Day" shall mean (1) if any class of Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which such class of Common Stock is listed or admitted to trading is open for business or (2) if no class of Common Stock is so listed or admitted to trading, a day on which trading is conducted on the New York Stock Exchange.

     "Buy Out" shall have the meaning provided for in Section 1.6.

     "Buy Out Date" shall have the meaning provided for in Section 1.6.

     "Closing Date" shall have the definition provided in the Asset Purchase Agreement entered into among the Corporation and Bison Valve, L.L.C. and Michael
A. Waters dated September 17, 1999.

     "Commission" shall mean the Securities and Exchange Commission.

     "Common Stock" shall have the meaning provided for in the opening paragraph.

     "Exercise Period" shall have the meaning provided for in the opening paragraph.

     "Exercise Price" shall have the meaning provided for in Section 3.3.

     "Holder" shall mean the Person in whose name this Warrant is registered on the books of the

Corporation maintained for such purpose or the Person in whose name any Underlying Common Stock is registered on such books. Together each Holder known as the "Holders."

     "Indemnification Agreement" shall have the meaning provided for in the legends of this Warrant.

     "Market Price" of any security shall mean the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on the primary exchange on which such security is listed at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by The Wall Street Journal, Central Edition, in each such case averaged over a period of five (5) days consisting of the day as of which "Market Price" is being determined and the four (4) consecutive business days prior to such day.

     "NASDAQ" shall mean The National Association of Securities Dealers' National Market or Small Capitalization Market.

     "Organizational Change" shall mean any of the following: (1) a recapitalization, (2) a reorganization, (3) a consolidation or merger of the Corporation with another Person or (4) a sale of all or substantially all of the Corporation's assets to another Person.

     "Person" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Registered Shares" shall mean shares effectively registered under the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Subscription Notice" shall have the meaning provided in Section 1(a).

     "Subsidiary" shall mean any corporation, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Corporation or one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation.

     "Underlying Common Stock" shall mean (1) the Common Stock issuable upon exercise of this Warrant and (2) any Common Stock issued or issuable with respect to the securities referred to in clause (1) above by way of stock dividend or stock split or in connection with a reverse stock split, recapitalization or otherwise.

      "Unregistered Shares" shall mean shares of Common Stock which have not been effectively registered under the Securities Act.

     "Warrant" shall mean this warrant to purchase shares of Common Stock.

                                   ARTICLE VI
                                 MISCELLANEOUS

     6.1 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered personally or mailed certified mail, return receipt requested or delivered by overnight courier service to the addresses specified below or such other address as any party hereto other than the Corporation designates by written notice to the Corporation or if the designation is by the Corporation, such notice of other address shall be to the Holder, and all notices shall be deemed to have been given upon delivery if delivered personally, three (3) days after mailing if mailed, or one (1) business day after delivery to the courier, if delivered by overnight courier service. If to the Corporation, such notice shall be mailed to

               Blue Rhino Corporation
               104 Cambridge Plaza Drive
               Winston-Salem, North Carolina  27104
               Attention: Billy D. Prim, Chief Executive Officer

In the case of the Holder, such notices and communications shall be addressed to his, her or its address as shown on the books maintained by the Corporation.

     6.2 Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Corporation and the Holder (or if such proposed amendment, modification or waiver is subsequent to an assignment of the Warrant by the initial Holder, the written consent of holders of new Warrants representing the right to purchase a majority of the shares of Common Stock that the initial Warrant entitled the Holder to purchase).

     Any such amendment, modification or waiver effected pursuant to this Section shall be binding upon the Holder of this Warrant and upon each future holder thereof and upon the Corporation. In the event of any such amendment, modification or waiver, the Corporation shall give prompt notice thereof to the Holder and, if appropriate, notation thereof shall be made on the Warrant thereafter surrendered for registration of transfer or exchange.

     No notice or demand on the Corporation in any case shall entitle the Corporation to any other or further notice or demand in similar or other circumstances.

     6.3 Governing Law. This Warrant shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to principles of conflicts of law.

     6.4 Survival of Agreements; Representations and Warranties, etc. All warranties, representations and covenants made by the Corporation herein or in any certificate or other instrument delivered by or on behalf of it in connection with the Warrants shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrant, regardless of any investigation made by the Holder, and shall continue in full force and effect so long as this Warrant or any Warrant Stock is outstanding. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

     6.5 Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Corporation shall bind its successors and assigns, whether so expressed or not.

     6.6 Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     6.7 Section Headings. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

     6.8 No Rights as Stockholder. This Warrant shall not entitle the Holder to any rights as a stockholder of the Corporation.

     6.9 Maintenance of Shares. So long as all or any part of the Warrant remains outstanding and exercisable the Corporation will maintain sufficient authorized shares of Common Stock so that the Corporation could issue the Underlying Common Stock even if all other then outstanding exercisable options for the purchase of Common Stock were exercised prior to the exercise of the Warrant. The shares of Underlying Common Stock issuable upon exercise of this Warrant will be Registered Shares or will be shares which are transferable when issued (and without a waiting period) under Rule 144 or such other exemption from the registration requirements of the Securities Act which may be in effect from time to time..

                     [The next page is the Signature Page]

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, all as of the day and year first above written.

                         Blue Rhino Corporation, a Delaware corporation


                             /s/ Mark Castaneda
                         By --------------------------------------------
                             Mark Castaneda, Chief Financial Officer

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                              SUBSCRIPTION NOTICE

                   (To be executed upon exercise of Warrant)

To -----------------------------

[Choose one or both of first two paragraphs, as applicable]

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, ______________ shares of Common Stock, as provided for therein, and tenders herewith payment of the Exercise Price in full in the form of certified or bank cashier's check or wire transfer.

     The undersigned hereby irrevocably elects to exercise the right of conversion represented by the attached Warrant for, and to convert thereunder, _______________ shares of Common Stock, as provided for therein.


          Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:



     If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.


Dated:____________, 19___

                                    ______________________________
___________________________
                                    NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

                                   ASSIGNMENT

                  (To be executed upon assignment of Warrant)


     For value received, ___________________ hereby sells, assigns and transfers unto the attached Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ attorney to transfer said Warrant on the books of Blue Rhino Corporation, with full power of substitution in the premises.

                              _______________________________
________________________

                              Note:  The above signature should correspond
                                     exactly with the name on the face of the attached Warrant.


Dated:___________________